EXHIBIT 10.3
AMENDMENT TO ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT AMENDMENT (this “Amendment”) is entered into as of April 27 , 2026, by and between THE JOINT CORP, a Delaware corporation doing business as The Joint Chiropractic with its principal place of business at 16767 N. Perimeter Dr., Suite 110, Scottsdale, Arizona 85260 (“Seller”), on the one hand, and on the other hand, ELITE CHIRO GROUP, a California corporation with a principal place of business at 10660 Wilshire Blvd, Unit 409, Los Angeles, CA 90024 (“Buyer”), and GADI EMEIN, an individual residing at 1237 S Holt St, Apt 203, Los Angeles, CA 90035 (“Guarantor”). Buyer and Seller are referred to collectively herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties entered into an Asset Purchase Agreement dated April 20 , 2026 (the “APA”);

WHEREAS, Section 1.1.7 of the APA defines the Closing Date as the 15th or the 25th of each month;

WHEREAS, Seller was able to obtain Lease Assignments for the Clinics listed in Schedule A attached hereto (the “Closing #1 Clinics”), but has not been able to obtain Lease Assignments for the other Clinics;

WHEREAS, the Parties wish to amend the APA to remove the Escrow and the Management Agreements and insert certain terms and conditions regarding Seller subleasing the Clinics to the Buyer as set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A.    APA Amendments

1.Section 1.1.7 is hereby amended and restated as follows:

1.1.7. "Closing Date" means, unless otherwise agreed to in writing by the parties, the 15th or the 25th of each month after the Effective Date for each and every Clinic that has obtained a Lease Assignment;

2.Section 2.5.3 of the APA is hereby amended and restated as follows:

2.5.3 Method of Payment. The Purchase Price was paid to Seller as follows: (a) One Hundred Fifty Thousand and NO/100 Dollars ($150,000.00) of the Purchase Price (the "Down Payment") upon Buyer’s execution of the APA; (b) Two Million, One Hundred and Fifty Thousand and NO/100 Dollars ($2,150,000.00) into the Escrow Account (the “Purchase Price Balance”), from which the Escrow Agent will pay to Seller at each Closing an amount equal to the Clinic Allocation for that Clinic as set forth in Section 2.5.4.

3.Section 2.5.4 of the APA is hereby amended to state that Buyer paid the Purchase Price Balance into the Escrow Account on April 20, 2026.

4.The following Schedules are hereby amended and restated as shown in Exhibit A attached hereto:

1.1.6        List of Clinics
1.1.13        Excluded Assets
1.1.20        Buyer’s New Employees
1.1.22        Seller’s Retained Employees
1.1.25        Telephone Numbers
1.1.12        Escrow Account
1.1.18        Personal Property
3.1.2        Consents
3.1.5        Compliance with Laws
3.1.6        Claims

B.    Additional Terms and Conditions

1.Pursuant to Section 1.1.7 and 1.1.8 of the APA, Buyer and Seller agree to conduct a Closing on April 27, 2026, for the Clinics listed in Schedule B.1 attached hereto (the “First Closing”). Further, pursuant to Section 2.5.2 and 2.5.4 of the APA, and as permitted under the Escrow Agreement, Buyer agrees that, at the First Closing, Seller may pull from the Escrow Account the Clinic Allocation for those Clinics for a total of One Million, One Hundred and Eighty-two Thousand, Seven Hundred and Eighty-one and 00/100 ($1,182,781.00). Buyer’s Statement to the Escrow Agreement authorizing the release of funds for the First Closing is attached hereto as Exhibit B.

2.Buyer and Seller agree to enter into a PC Management Agreement and a Submanager Agreement for the Clinics remaining after the First Closing that are listed in Schedule B.2 attached hereto.

3.Buyer and Seller agree that a material inducement for Seller to enter into this Agreement is Buyer’s promise for the Clinics listed in Schedule B.3 attached hereto, at a minimum, to participate in Seller’s supplement program, and that Buyer hereby agrees to participate to the fullest extent permitted by law.

4.All other provisions of the APA shall remain unchanged and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

“BUYER”		“SELLER”
ELITE CHIRO GROUP, a California corporation		THE JOINT CORP., a Delaware corporation

Sign:	/s/ Gadi Emein	Sign:	/s/ Sanjiv Razdan
Print:	Gadi Emein	Print:	Sanjiv Razdan
Title:	President	Title:	Chief Executive Officer
Date:	April 27, 2026	Date:	April 27, 2026

“GUARANTOR”		Sign:	/s/ Scott Bowman
Gadi Emein, an individual		Print:	Scott Bowman
		Title:	Chief Financial Officer
Sign:	/s/ Gadi Emein	Date:	April 27, 2026
Print:	Gadi Emein
Date:	April 27, 2026

ACKNOWLEDGED AND ACCEPTED BY THE “PC”:

FENTON CHIROPRACTIC CORPORATION OF CALIFORNIA, a California professional service corporation

Sign:	/s/ Dr. M Fenton
Print:	Dr. M Fenton
Title:	California PC
Date:	April 27, 2026

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